Exhibit 99.8

As you have probably seen in today’s news media, a definitive agreement has been reached under which Michael Dell, Dell’s founder, chairman and CEO, in partnership with global technology investment firm Silver Lake, will acquire Dell.

Under a new, private company structure, we will have the time and flexibility to fully pursue and realize our end-to-end solutions strategy.

“As Dell enters this exciting new chapter, our commitment to channel partners does not waver. As a private enterprise, we will continue to execute our strategy of delivering best-in-class solutions and growing our channel relationships,” says Greg Davis, vice president and general manager Dell Global Commercial Channel.

The transaction is expected to close before the end of the second quarter of Dell’s FY2014, subject to approval by a majority of the outstanding Dell shares, excluding shares owned by Mr. Dell or other members of Dell’s management or Board of Directors, as well as the satisfaction of customary closing conditions.

Additional information about the terms of the deal can be found online in the official announcement.

Forward-looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2012, which was filed with the SEC on March 13, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.